EXHIBIT 5.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 of Gold Reserve Inc. of our report dated March 28, 2007 relating to the consolidated financial statements of Gold Reserve Inc. for the year ended December 31, 2006.

/s/  PricewaterhouseCoopers LLP
Chartered Accountants
Vancouver, B.C., Canada
May 14, 2007